Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS THIRD QUARTER 2017 RESULTS;
QUARTERLY DIVIDEND RAISED TO $0.40 PER SHARE

	Third Quarter 2017 Results				2017 Year to Date Results
	U.S. GAAP		Adjusted		U.S. GAAP		Adjusted
		vs. Q3 2016		vs. Q3 2016		vs. YTD 2016		vs. YTD 2016
Net Revenues ($ millions)	$406.6	5%	$402.9	5%	$1,164.3	17%	$1,160.3	17%
Operating Income ($ millions)	$87.1	2%	$103.6	(2%)	$244.7	49%	$292.3	16%
Net Income Attributable to Evercore Inc. ($ millions)	$45.9	32%	$61.0	(2%)	$144.9	126%	$198.4	33%
Diluted Earnings Per Share	$1.04	32%	$1.22	—%	$3.23	123%	$3.90	35%
Operating Margin	21.4%	(61) bps	25.7%	(196) bps	21.0%	454 bps	25.2%	(27) bps

Business and Financial Highlights	■	Record Net Revenues, Net Income Attributable to Evercore Inc. and Earnings Per Share for the first nine months of 2017, on both a U.S. GAAP and an Adjusted basis
■
Record third quarter Net Revenues on both a U.S. GAAP and an Adjusted basis. Third quarter decline in Net Income Attributable to Evercore Inc. driven by higher compensation costs associated with talent additions. Adjusted Q3 2017 Earnings Per Share equal to record result reported in Q3 2016

	■	U.S. GAAP and Adjusted Operating Margins sustained above 20% and 25%, respectively, for the quarter and year to date results
■
Advisory Revenues for the first nine months increased 26% versus the prior year, on a U.S. GAAP basis and 27% versus the prior year, on an Adjusted basis (for the third quarter Advisory Revenues increased 8% on a U.S. GAAP and Adjusted basis)

• 181 advisory fees in excess of $1 million for the first nine months (vs. 164 last year) and 67 advisory fees in excess of $1 million for the third quarter (vs. 65 last year)
	■	Advised the Scripps Family in connection with the ~$15 billion sale of Scripps Networks Interactive to Discovery Communications
	■	Evercore ISI again ranked #3 in the Institutional Investor All-America Equity Research team rankings
■
Global Investment Banking team profiled in Euromoney for "making it into the major leagues", following on Euromoney’s recognition of Evercore as the "world’s best independent investment bank" earlier this year

Strategic Transaction	■	Closed the sale of the Institutional Trust and Independent Fiduciary business of Evercore Trust Company in mid October

Talent	■	Michael J. Paliotta to join Evercore ISI as Chief Executive Officer of Evercore's Equities Business
	■	Anthony DiClemente to join Evercore ISI covering Internet stocks
	■	Evercore ranked #2 in Vault.com’s 2018 Vault Banking 50, their annual rankings of the best investment banking firms for which to work

Capital Return	■	Board approved share repurchase authorization of $750 million and increased the quarterly dividend by 18% to $0.40 per share, the tenth sequential year of growth
	■	$340.6 million returned to shareholders for the first nine months through dividends and repurchases, including repurchases of 3.9 million shares/units at an average price of $74.99

NEW YORK, October 26, 2017– Evercore Inc., formerly known as Evercore Partners Inc., (NYSE: EVR) today announced its results for the third quarter ended September 30, 2017.

LEADERSHIP COMMENTARY

Ralph Schlosstein, President and Chief Executive Officer
"We are pleased with our third quarter and year to date results which reflect record revenues for a third quarter and record revenues, earnings and earnings per share for the year to date period. This is our fifth consecutive period of year-over-year growth in Adjusted earnings per share for a nine month period. These results are driven by the steady execution of our strategy of continually investing in and developing world class talent and focusing on businesses and services in which we have a competitive advantage."

"Our operating metrics remain strong. In Advisory, we continue to be the #1 ranked independent M&A advisor in the U.S. league tables for announced transactions, both on a year to date and a trailing twelve months basis, and the #2 advisor among independent firms in the Global league tables on a trailing twelve months basis. Our market share has grown strongly again this year. Our clients in the equities market recognized our strong research capabilities as we again ranked #3 in the Institutional Investor All-America Equity Research team rankings and #2 on a weighted basis. Importantly, we remain the highest ranked independent research firm in the U.S. In Investment Management, we continued to focus on building our wealth management business, and completed the previously announced sale of our fiduciary services business in mid October," said Ralph Schlosstein, President and Chief Executive Officer.

"We continued to deliver strong returns to our shareholders as Adjusted Operating Margins for the quarter and the first nine months of the year exceeded 25%. Our Board of Directors increased our quarterly dividend to $0.40 per share, the tenth successive year of growth in our annual dividend, and approved an increase in the share repurchase authorization to $750 million."

John S. Weinberg, Executive Chairman
"Our Advisory businesses continued to drive our results in the third quarter with all of our teams contributing. Our M&A pipeline remains strong and our broader advisory capabilities continue to reach more clients," said John S. Weinberg, Executive Chairman. "We anticipate 2017 will be another strong recruiting year adding at least nine new Senior Managing Directors - six in Advisory and three in Equities. These additions complement the four promotions to Senior Managing Director in our Advisory business at the beginning of the year."

Roger C. Altman, Founder and Senior Chairman
"Market conditions continue to be favorable for M&A broadly, supporting healthy deal activity both in the U.S. and throughout the world," said Roger C. Altman, Founder and Senior Chairman. "In fact, looking at global trends, volumes are now up year to date, with each of the major regions, U.S., Europe and Asia, contributing."

Selected Financial Data - U.S. GAAP Results:

The following is a discussion of Evercore's results on a U.S. GAAP basis.

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2017	September 30, 2016	% Change	September 30, 2017	September 30, 2016	% Change
	(dollars in thousands, except per share data)
Net Revenues	$406,601	$386,314	5%	$1,164,318	$994,683	17%
Operating Income (1)	$87,070	$85,085	2%	$244,665	$163,815	49%
Net Income Attributable to Evercore Inc.	$45,911	$34,695	32%	$144,866	$64,100	126%
Diluted Earnings Per Share	$1.04	$0.79	32%	$3.23	$1.45	123%
Compensation Ratio	60.7%	60.0%		59.2%	63.6%
Operating Margin	21.4%	22.0%		21.0%	16.5%
Effective Tax Rate	32.4%	45.2%		27.8%	47.3%
Trailing Twelve Month Compensation Ratio	59.4%	63.3%

(1) Operating Income for the nine months ended September 30, 2017 includes Special Charges of $21.5 million recognized in the Investment Banking and Investment Management segments in Q2 2017.

Net Revenues
For the three months ended September 30, 2017, Net Revenues of $406.6 million increased 5% versus the three months ended September 30, 2016, driven by an increase in Investment Banking revenues, primarily due to an increase in Advisory fees. For the nine months ended September 30, 2017, Net Revenues of $1.2 billion increased 17% versus the nine months ended September 30, 2016, driven by an increase in Investment Banking revenues, primarily due to an increase in Advisory fees. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Compensation Ratio
For the three months ended September 30, 2017, the compensation ratio was 60.7% versus 60.0% for the three months ended September 30, 2016, driven by increased compensation costs in the Investment Banking business, principally due to costs associated with new senior hires, as well as the increase in compensation costs in Evercore ISI following our review of the outlook for the business during the first quarter of 2017. For the nine months ended September 30, 2017, the compensation ratio was 59.2% versus 63.6% for the nine months ended September 30, 2016, driven by higher revenues in our Investment Banking business as well as the decrease in costs associated with transaction consideration during the first quarter of 2017. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Operating Income
For the three months ended September 30, 2017, Operating Income of $87.1 million increased 2% versus the three months ended September 30, 2016, driven by an increase in Net Revenues, partially offset by increased compensation and non-compensation costs in the Investment Banking business. For the nine months ended September 30, 2017, Operating Income of $244.7 million increased 49% versus the nine months ended September 30, 2016, driven by an increase in Net Revenues, partially offset by increased compensation and non-compensation costs in the Investment Banking business. See the Business Line Reporting - Discussion of U.S. GAAP Results below for further information.

Effective Tax Rate
For the three months ended September 30, 2017, the effective tax rate was 32.4% versus 45.2% for the three months ended September 30, 2016. For the nine months ended September 30, 2017, the effective tax rate was 27.8% versus 47.3% for the nine months ended September 30, 2016; the decrease was primarily driven by the application of a new accounting standard, effective January 1, 2017, related to share-based compensation, which requires that the tax deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price be reflected in income tax expense. The effective tax rate is also impacted by the non-deductible treatment of compensation associated with Evercore LP Units/Interests.

Net Income and Earnings Per Share
For the three months ended September 30, 2017, Net Income Attributable to Evercore Inc. and Earnings Per Share of $45.9 million and $1.04, respectively, each increased 32% versus the three months ended September 30, 2016, principally driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate.

For the nine months ended September 30, 2017, Net Income Attributable to Evercore Inc. and Earnings Per Share of $144.9 million and $3.23, respectively, increased 126% and 123%, respectively, versus the nine months ended September 30, 2016, principally driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate.

Selected Financial Data - Adjusted Results:

The following is a discussion of Evercore's results on an Adjusted basis. See pages 7 and A-2 to A-13 for further information and reconciliations of these non-GAAP metrics to our U.S. GAAP results.

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2017	September 30, 2016	% Change	September 30, 2017	September 30, 2016	% Change
	(dollars in thousands, except per share data)
Net Revenues	$402,857	$383,473	5%	$1,160,300	$988,948	17%
Operating Income	$103,625	$106,169	(2%)	$292,305	$251,819	16%
Net Income Attributable to Evercore Inc.	$60,972	$62,423	(2%)	$198,373	$148,601	33%
Diluted Earnings Per Share	$1.22	$1.22	—%	$3.90	$2.88	35%
Compensation Ratio	59.0%	56.8%		59.0%	57.3%
Operating Margin	25.7%	27.7%		25.2%	25.5%
Effective Tax Rate	37.0%	38.8%		28.7%	38.1%
Trailing Twelve Month Compensation Ratio	58.5%	57.7%

Adjusted Net Revenues
For the three months ended September 30, 2017, Adjusted Net Revenues of $402.9 million increased 5% versus the three months ended September 30, 2016, driven by an increase in Investment Banking revenues, primarily due to an increase in Advisory fees. For the nine months ended September 30, 2017, Adjusted Net Revenues of $1.2 billion increased 17% versus the nine months ended September 30, 2016, driven by an increase in Investment Banking Revenues, primarily due to an increase in Advisory fees. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Compensation Ratio
For the three months ended September 30, 2017, the Adjusted compensation ratio was 59.0%, versus 56.8% for the three months ended September 30, 2016, driven by increased compensation costs in the Investment Banking business, principally due to costs associated with new senior hires, as well as the increase in compensation costs in Evercore ISI following our review of the outlook for the business during the first quarter of 2017. For the nine months ended September 30, 2017, the Adjusted compensation ratio was 59.0% versus 57.3% for the nine months ended September 30, 2016, driven by increased compensation costs in the Investment Banking business, principally due to costs associated with new senior hires, as well as the increase in compensation costs in Evercore ISI following our review of the outlook for the business during the first quarter of 2017. The Adjusted compensation ratio reflects the cost associated with compensation awarded to employees based on their performance consistent with market rates, and the cost associated with the addition of senior professionals. These new hire costs reflect both the number and seniority of the personnel we recruit and have the potential to change the compensation ratio in any period. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Operating Income
For the three months ended September 30, 2017, Adjusted Operating Income of $103.6 million decreased 2% versus the three months ended September 30, 2016, driven by an increase in compensation and non-compensation costs in the Investment Banking business. For the nine months ended September 30, 2017, Adjusted Operating Income of $292.3 million increased 16% versus the nine months ended September 30, 2016, driven by an increase in Net Revenues, partially offset by increased compensation and non-

compensation costs in the Investment Banking business. See the Business Line Reporting - Discussion of Adjusted Results below for further information.

Adjusted Effective Tax Rate
For the three months ended September 30, 2017, the effective tax rate was 37.0% versus 38.8% for the three months ended September 30, 2016. For the nine months ended September 30, 2017, the effective tax rate was 28.7% versus 38.1% for the nine months ended September 30, 2016; the decrease was primarily driven by the application of a new accounting standard, effective January 1, 2017, related to share-based compensation, which requires that the tax deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price be reflected in income tax expense. Changes in the Adjusted effective tax rate are also driven by the level of earnings in businesses with minority owners.

Adjusted Net Income and Earnings Per Share
For the three months ended September 30, 2017, Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share of $61.0 million and $1.22, respectively, decreased 2% and was flat, respectively, versus the three months ended September 30, 2016, driven by an increase in Net Revenues in the Investment Banking business, offset by increased compensation and non-compensation costs.

For the nine months ended September 30, 2017, Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share of $198.4 million and $3.90, respectively, increased 33% and 35%, respectively, versus the nine months ended September 30, 2016, principally driven by an increase in Net Revenues in the Investment Banking business and a decrease in the effective tax rate.

Adjusted Net Income Attributable to Evercore Inc. and Adjusted Earnings Per Share for the nine months ended September 30, 2017 was $172.3 million and $3.40, respectively, excluding the effects of the change in accounting for income taxes, up 16% and 18%, respectively, versus the nine months ended September 30, 2016.

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Non-GAAP Measures:

Throughout this release certain information is presented on an Adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three and nine months ended September 30, 2017 was higher than U.S. GAAP as a result of the exclusion of expenses associated with awards granted in conjunction with certain of the Company's acquisitions, and certain other business acquisition-related charges and Special Charges.

Acquisition-related compensation charges for 2017 include expenses and the reversal of expenses associated with performance-based awards granted in conjunction with the Company's acquisition of ISI. The amount of expense or the reversal of expense for the Class G and H LP Interests is based on the determination if it is probable that Evercore ISI will achieve certain earnings and margin targets in future periods. Acquisition-related charges for 2017 also include professional fees incurred and amortization of intangible assets. Special Charges for 2017 relate to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit and a charge for the impairment of our investment in G5 | Evercore during the second quarter.

In addition, for Adjusted purposes, client related expenses have been presented as a reduction from Revenues and Non-compensation costs.

Evercore's Adjusted Diluted Shares Outstanding for the three and nine months ended September 30, 2017 were higher than U.S. GAAP as a result of the inclusion of Evercore LP Units, as well as the assumed vesting of certain Evercore LP Units/Interests and unvested restricted stock units granted to ISI employees.

This release also presents changes in Adjusted Net Revenues, Adjusted Investment Management Revenues and Adjusted Investment Management Expenses from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2015. This includes the transfer of ownership of the Mexican Private Equity Business that occurred on September 30, 2016. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

Further details of these adjustments, as well as an explanation of similar amounts for the three and nine months ended September 30, 2016 are included in Annex I, pages A-2 to A-13.

Business Line Reporting - Discussion of U.S. GAAP Results

The following is a discussion of Evercore's segment results on a U.S. GAAP basis.

Investment Banking

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2017	September 30, 2016	% Change	September 30, 2017	September 30, 2016	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenue	$388,834	$368,434	6%	$1,118,303	$936,234	19%
Other Revenue, net	(535)	200	NM	(2,825)	270	NM
Net Revenues	388,299	368,634	5%	1,115,478	936,504	19%

Expenses:
Employee Compensation and Benefits	236,564	221,380	7%	660,233	600,014	10%
Non-compensation Costs	68,448	64,708	6%	196,603	183,686	7%
Special Charges	—	—	NM	14,400	—	NM
Total Expenses	305,012	286,088	7%	871,236	783,700	11%

Operating Income	$83,287	$82,546	1%	$244,242	$152,804	60%

Compensation Ratio	60.9%	60.1%		59.2%	64.1%
Non-compensation Ratio	17.6%	17.6%		17.6%	19.6%
Operating Margin	21.4%	22.4%		21.9%	16.3%

Revenues

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2017	September 30, 2016	% Change	September 30, 2017	September 30, 2016	% Change
	(dollars in thousands)
Advisory Fees	$332,753	$306,993	8%	$939,841	$743,853	26%
Commissions and Related Fees	45,047	53,512	(16%)	148,292	167,908	(12%)
Underwriting Fees	11,034	7,929	39%	30,170	24,473	23%
Investment Banking Revenue	$388,834	$368,434	6%	$1,118,303	$936,234	19%

Advisory Client Transactions	210	211	—%	429	418	3%
Advisory Fees in Excess of $1 million	67	65	3%	181	164	10%

During the three months ended September 30, 2017, Advisory Fees increased 8% versus the three months ended September 30, 2016, driven primarily by the number and composition of fees in excess of $1 million, taking into account the size and type of transaction and the nature of services provided. Commissions and Related Fees for the three months ended September 30, 2017 decreased 16% from the third quarter of last year as institutional clients are adjusting the level and composition of trading volumes in light of the broad movement to passive investing strategies and lower levels of volatility, impacting both payments for research and execution services. Underwriting Fees of $11.0 million for the three months ended September 30, 2017 increased 39% versus the third quarter of last year, as we participated in 13 underwriting transactions (vs. 12 in Q3 2016); 8 as a bookrunner (vs. 4 in Q3 2016).

During the nine months ended September 30, 2017, Advisory Fees grew 26% versus the nine months ended September 30, 2016, driven primarily by the number and composition of fees in excess of $1 million, taking into account the size and type of transaction and the nature of services provided. Commissions and Related

Fees for the nine months ended September 30, 2017 decreased 12% from last year as institutional clients are adjusting the level and composition of trading volumes in light of the broad movement to passive investing strategies and lower levels of volatility, impacting both payments for research and execution services. Underwriting Fees of $30.2 million for the nine months ended September 30, 2017 increased 23% from last year, as we participated in 39 underwriting transactions (vs. 30 in 2016); 19 as a bookrunner (vs. 12 in 2016).

Expenses

Compensation costs of $236.6 million for the three months ended September 30, 2017 were up 7% compared to the third quarter of last year, driven by higher compensation costs as a result of increased headcount in the business, including new senior hires, as well as higher levels of revenue earned and the increase in compensation costs in Evercore ISI following our review of the outlook for the business during the first quarter of 2017. Compensation costs of $660.2 million for the nine months ended September 30, 2017 were up 10% compared to last year, driven by higher compensation costs as a result of increased headcount in the business, including new senior hires, as well as higher levels of revenue earned and the increase in compensation costs in Evercore ISI following our review of the outlook for the business during the first quarter of 2017. This resulted in a compensation ratio of 60.9% and 59.2% for the three and nine months ended September 30, 2017, respectively, compared to 60.1% and 64.1% for the three and nine months ended September 30, 2016, respectively. Compensation costs include $4.8 million and $15.3 million of expense for the three and nine months ended September 30, 2017, respectively, related to the Class E LP Units and $2.0 million and ($12.9) million of expense for the three and nine months ended September 30, 2017, respectively, related to the Class G and H LP Interests issued in conjunction with the acquisition of ISI. The Company incurred an expense reversal in the first quarter of 2017 following a review of the outlook for the Evercore ISI business where the Company concluded that it would be appropriate to lower the level of earnings and margins that it considers probable of achievement for future periods. Compensation costs included $13.8 million and $66.1 million of expense for the three and nine months ended September 30, 2016, respectively, related to the Class E, G and H LP Units/Interests issued in conjunction with the acquisition of ISI based on the probability assumptions in place at that time.

As discussed in "Capital Transactions" below, in July 2017, the Board of Directors approved the exchange of all of the outstanding Class H LP Interests into 1.9 million Class J LP Units, which will continue to vest based on the completion of service through February 15, 2020. This modification did not result in any further expense and the remaining expense as of the modification date will be recorded ratably from the date of modification to the final vesting date. Compensation costs include $2.3 million of expense for the three and nine months ended September 30, 2017 related to the Class J LP Units.

Assuming the maximum thresholds for the Class G LP Interests were considered probable of achievement at September 30, 2017, an additional $16.3 million of expense would have been incurred in the third quarter of 2017 and the remaining expense to be accrued over the future vesting period extending from October 1, 2017 to February 15, 2018 would be $2.5 million. In that circumstance, the total number of Class G LP Interests that would vest and become exchangeable to Class E LP Units would be 366,000.

Non-compensation costs for the three months ended September 30, 2017 were $68.4 million, up 6% compared to the third quarter of last year. The increase in non-compensation costs versus last year reflects the addition of personnel within most parts of the business. The ratio of non-compensation costs to net revenue for the three months ended September 30, 2017 was 17.6%, flat compared to the third quarter of last year. Non-compensation costs for the nine months ended September 30, 2017 were $196.6 million, up 7% from last year. The increase in non-compensation costs versus last year reflects the addition of personnel within most parts of the business. The ratio of non-compensation costs to net revenue for the nine months ended September 30, 2017 was 17.6%, compared to 19.6% last year, driven by increased net revenues.

Special Charges for the nine months ended September 30, 2017 reflect an impairment charge of $14.4 million incurred in the second quarter of 2017 related to the Company's equity method investment in G5 | Evercore, resulting from the sustained negative economic and political climate in Brazil.

Investment Management

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2017	September 30, 2016	% Change	September 30, 2017	September 30, 2016	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenue	$18,236	$17,158	6%	$48,464	$57,842	(16%)
Other Revenue, net	66	522	(87%)	376	337	12%
Net Revenues	18,302	17,680	4%	48,840	58,179	(16%)

Expenses:
Employee Compensation and Benefits	10,208	10,330	(1%)	28,953	32,945	(12%)
Non-compensation costs	4,311	4,811	(10%)	12,357	14,223	(13%)
Special Charges	—	—	NM	7,107	—	NM
Total Expenses	14,519	15,141	(4%)	48,417	47,168	3%

Operating Income	$3,783	$2,539	49%	$423	$11,011	(96%)

Compensation Ratio	55.8%	58.4%		59.3%	56.6%
Non-compensation Ratio	23.6%	27.2%		25.3%	24.4%
Operating Margin	20.7%	14.4%		0.9%	18.9%

Assets Under Management (in millions) (1)	$8,961	$8,355	7%	$8,961	$8,355	7%

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

Revenues

	U.S. GAAP
	Three Months Ended			Nine Months Ended
	September 30, 2017	September 30, 2016	% Change	September 30, 2017	September 30, 2016	% Change
	(dollars in thousands)
Investment Advisory and Management Fees:
Wealth Management	$10,232	$9,311	10%	$29,736	$27,180	9%
Institutional Asset Management	6,052	6,105	(1%)	17,301	17,690	(2%)
Private Equity	—	760	NM	—	3,457	NM
Total Investment Advisory and Management Fees	16,284	16,176	1%	47,037	48,327	(3%)

Realized and Unrealized Gains (Losses):
Institutional Asset Management	744	811	(8%)	2,412	3,213	(25%)
Private Equity	1,208	171	606%	(985)	6,302	NM
Total Realized and Unrealized Gains	1,952	982	99%	1,427	9,515	(85%)

Investment Management Revenue	$18,236	$17,158	6%	$48,464	$57,842	(16%)

Investment Advisory and Management Fees of $16.3 million for the three months ended September 30, 2017 increased 1% compared to the third quarter of last year, driven primarily by higher fees in Wealth Management in the third quarter of 2017.

Realized and Unrealized Gains of $2.0 million for the three months ended September 30, 2017 increased relative to the third quarter of last year, driven principally by higher gains in Private Equity.

Investment Advisory and Management Fees of $47.0 million for the nine months ended September 30, 2017 decreased 3% compared to the first nine months of last year, driven primarily by a lack of fees in Private Equity for the first nine months of 2017, partially offset by higher fees in Wealth Management in the first nine months of 2017.

Realized and Unrealized Gains of $1.4 million for the nine months ended September 30, 2017 decreased relative to the first nine months of last year, driven by losses related to the wind-down of a Private Equity fund in Mexico in 2017.

On September 30, 2016, the Company completed the transfer of ownership and control of the Mexican Private Equity Business to a newly formed entity, Glisco Partners Inc., which is controlled by the principals of the business.

Expenses

Investment Management's expenses for the three months ended September 30, 2017 were $14.5 million, a decrease of 4% compared to the third quarter of last year principally as a result of a reduction in non-compensation costs. Investment Management expenses for the nine months ended September 30, 2017 were $48.4 million, up 3% from last year due to special charges recorded during the second quarter of 2017.

Special Charges for the nine months ended September 30, 2017 reflect an impairment charge of $7.1 million incurred in the second quarter of 2017 related to goodwill in the Company's Institutional Asset Management reporting unit where the fair value has been reduced relative to the remaining goodwill as a result of the pending sale of the Institutional Trust and Independent Fiduciary business of Evercore Trust Company.

Business Line Reporting - Discussion of Adjusted Results

The following is a discussion of Evercore's segment results on an Adjusted basis. See pages 7 and A-2 to A-13 for further information and reconciliations of these metrics to our U.S. GAAP results.

Investment Banking

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2017	September 30, 2016	% Change	September 30, 2017	September 30, 2016	% Change
	(dollars in thousands)
Net Revenues:
Investment Banking Revenue	$380,867	$362,374	5%	$1,101,393	$919,730	20%
Other Revenue, net	1,953	2,792	(30%)	4,669	7,216	(35%)
Net Revenues	382,820	365,166	5%	1,106,062	926,946	19%

Expenses:
Employee Compensation and Benefits	227,315	207,521	10%	655,253	533,658	23%
Non-compensation Costs	58,057	55,197	5%	172,521	157,778	9%
Total Expenses	285,372	262,718	9%	827,774	691,436	20%

Operating Income	$97,448	$102,448	(5%)	$278,288	$235,510	18%

Compensation Ratio	59.4%	56.8%		59.2%	57.6%
Non-compensation Ratio	15.2%	15.1%		15.6%	17.0%
Operating Margin	25.5%	28.1%		25.2%	25.4%

Adjusted Revenues

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2017	September 30, 2016	% Change	September 30, 2017	September 30, 2016	% Change
	(dollars in thousands)
Advisory Fees (1)	$324,786	$300,933	8%	$922,931	$727,349	27%
Commissions and Related Fees	45,047	53,512	(16%)	148,292	167,908	(12%)
Underwriting Fees	11,034	7,929	39%	30,170	24,473	23%
Investment Banking Revenue	$380,867	$362,374	5%	$1,101,393	$919,730	20%

Advisory Client Transactions	210	211	—%	429	418	3%
Advisory Fees in Excess of $1 million	67	65	3%	181	164	10%

(1) Advisory Fees on an Adjusted basis reflect the reduction of revenues for client-related expenses and provisions for uncollected receivables of $7,892 and $5,948 for the three months ended September 30, 2017 and 2016, respectively, and $16,799 and $16,410 for the nine months ended September 30, 2017 and 2016, respectively, as well as the reclassification of earnings (losses) related to our equity investment in
G5 | Evercore - Advisory of ($129) and ($112) for the three months ended September 30, 2017 and 2016, respectively, and ($222) and ($94) for the nine months ended September 30, 2017 and 2016, respectively, and the reclassification of earnings related to our equity investment in Luminis of $54 and $111 for the three and nine months ended September 30, 2017, respectively.

During the three months ended September 30, 2017, Advisory Fees increased 8% versus the three months ended September 30, 2016, driven primarily by the number and composition of fees in excess of $1 million, taking into account the size and type of transaction and the nature of services provided. Commissions and Related Fees for the three months ended September 30, 2017 decreased 16% from the third quarter of last year as institutional clients are adjusting the level and composition of trading volumes in light of the broad movement to passive investing strategies and lower levels of volatility, impacting both payments for research and execution services. Underwriting Fees of $11.0 million for the three months ended September 30, 2017 increased 39% versus the third quarter of last year, as we participated in 13 underwriting transactions (vs. 12 in Q3 2016); 8 as a bookrunner (vs. 4 in Q3 2016).

During the nine months ended September 30, 2017, Advisory fees grew 27% year over year, driven primarily by the number and composition of fees in excess of $1 million, taking into account the size and type of transaction and the nature of services provided. Commissions and Related Fees for the nine months ended September 30, 2017 decreased 12% from last year as institutional clients are adjusting the level and composition of trading volumes in light of the broad movement to passive investing strategies and lower levels of volatility, impacting both payments for research and execution services. Underwriting Fees of $30.2 million for the nine months ended September 30, 2017 increased 23% from last year, as we participated in 39 underwriting transactions (vs. 30 in 2016); 19 as a bookrunner (vs. 12 in 2016).

Adjusted Expenses

Adjusted compensation costs were $227.3 million for the three months ended September 30, 2017, an increase of 10% from the third quarter of last year. Evercore's Investment Banking Adjusted compensation ratio was 59.4% for the three months ended September 30, 2017, up versus the Adjusted compensation ratio reported for the third quarter of last year of 56.8%, driven by higher compensation costs as a result of increased headcount in the business, including new senior hires, as well as higher levels of revenue earned and the increase in compensation costs in Evercore ISI following our review of the outlook for the business during the first quarter of 2017. Adjusted compensation costs for the nine months ended September 30, 2017 were $655.3 million, an increase of 23% from last year, and the Adjusted compensation ratio was 59.2% for the nine months ended September 30, 2017 compared to an Adjusted compensation ratio of 57.6% for the first nine months of 2016, driven by higher compensation costs as a result of increased headcount in the business, including new senior hires, as well as higher levels of revenue earned and the increase in compensation costs in Evercore ISI following our review of the outlook for the business during the first quarter of 2017.

Adjusted non-compensation costs for the three months ended September 30, 2017 were $58.1 million, up 5% from the third quarter of last year. The increase in Adjusted non-compensation costs versus last year reflects the addition of personnel within most parts of the business. The ratio of Adjusted non-compensation costs to Adjusted net revenue for the three months ended September 30, 2017 was 15.2%, compared to 15.1% for the third quarter of last year. Adjusted non-compensation costs for the nine months ended September 30, 2017 were $172.5 million, up 9% from last year due to the addition of personnel within most parts of the business. The ratio of Adjusted non-compensation costs to net revenue for the nine months ended September 30, 2017 was 15.6%, compared to 17.0% last year, driven by increased net revenues.

Investment Management

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2017	September 30, 2016	% Change	September 30, 2017	September 30, 2016	% Change
	(dollars in thousands)
Net Revenues:
Investment Management Revenue	$19,971	$18,191	10%	$53,862	$61,401	(12%)
Other Revenue, net	66	116	(43%)	376	601	(37%)
Net Revenues	20,037	18,307	9%	54,238	62,002	(13%)

Expenses:
Employee Compensation and Benefits	10,208	10,330	(1%)	28,953	32,945	(12%)
Non-compensation Costs	3,652	4,256	(14%)	11,268	12,748	(12%)
Total Expenses	13,860	14,586	(5%)	40,221	45,693	(12%)

Operating Income	$6,177	$3,721	66%	$14,017	$16,309	(14%)

Compensation Ratio	50.9%	56.4%		53.4%	53.1%
Non-compensation Ratio	18.2%	23.2%		20.8%	20.6%
Operating Margin	30.8%	20.3%		25.8%	26.3%

Assets Under Management (in millions) (1)	$8,961	$8,355	7%	$8,961	$8,355	7%

(1) Assets Under Management reflect end of period amounts from our consolidated subsidiaries.

Adjusted Revenues

	Adjusted
	Three Months Ended			Nine Months Ended
	September 30, 2017	September 30, 2016	% Change	September 30, 2017	September 30, 2016	% Change
	(dollars in thousands)
Investment Advisory and Management Fees:
Wealth Management	$10,232	$9,311	10%	$29,736	$27,180	9%
Institutional Asset Management (1)	5,885	5,848	1%	17,081	17,026	—%
Private Equity	—	760	NM	—	3,457	NM
Total Investment Advisory and Management Fees	16,117	15,919	1%	46,817	47,663	(2%)

Realized and Unrealized Gains (Losses):
Institutional Asset Management	744	811	(8%)	2,412	3,213	(25%)
Private Equity	1,208	171	606%	(985)	6,302	NM
Total Realized and Unrealized Gains	1,952	982	99%	1,427	9,515	(85%)

Equity in Earnings of Affiliates (2)	1,902	1,290	47%	5,618	4,223	33%
Investment Management Revenue	$19,971	$18,191	10%	$53,862	$61,401	(12%)

(1) Management fees from Institutional Asset Management on an Adjusted basis reflect the reduction of revenues for client-related expenses of $167 and $257 for the three months ended September 30, 2017 and 2016, respectively, and $220 and $664 for the nine months ended September 30, 2017 and 2016, respectively.

(2) Equity in G5 ǀ Evercore - Wealth Management, ABS and Atalanta Sosnoff on a U.S. GAAP basis are reclassified from Investment Management Revenue to Income from Equity Method Investments.

Adjusted Investment Advisory and Management Fees of $16.1 million for the three months ended September 30, 2017 increased 1% compared to the third quarter of last year, driven primarily by higher fees in Wealth Management.

Realized and Unrealized Gains of $2.0 million for the three months ended September 30, 2017 increased relative to the third quarter of last year, driven principally by higher gains in Private Equity.

Equity in Earnings of Affiliates of $1.9 million for the three months ended September 30, 2017 increased relative to the third quarter of last year principally as a result of higher income earned in the third quarter of 2017 by ABS.

Adjusted Investment Advisory and Management Fees of $46.8 million for the nine months ended September 30, 2017 decreased 2% compared to the first nine months of last year, driven primarily by a lack of fees in Private Equity during the first nine months of 2017, partially offset by higher fees in Wealth Management in the first nine months of 2017.

Realized and Unrealized Gains of $1.4 million for the nine months ended September 30, 2017 decreased relative to the first nine months of last year, driven principally by losses related to the wind-down of a Private Equity fund in Mexico in 2017.

Equity in Earnings of Affiliates of $5.6 million for the nine months ended September 30, 2017 increased relative to the first nine months of last year principally as a result of higher income earned in the first nine months of 2017 by ABS.

On September 30, 2016, the Company completed the transfer of ownership and control of the Mexican Private Equity Business to a newly formed entity, Glisco Partners Inc., which is controlled by the principals of the business.

Adjusted Expenses

Investment Management's Adjusted expenses for the three months ended September 30, 2017 were $13.9 million, down 5% compared to the third quarter of last year principally due to a reduction in non-compensation costs. Assuming the restructuring of certain Investment Management affiliates had occurred on December 31, 2015, Adjusted Investment Management expenses would have increased 1% when compared to the third quarter of last year. Adjusted Investment Management expenses for the nine months ended September 30, 2017 were $40.2 million, down 12% from last year due to a decrease in compensation and non-compensation costs. Assuming the restructuring of certain Investment Management affiliates had occurred on December 31, 2015, Adjusted Investment Management expenses would have decreased 7% when compared to the nine months ended September 30, 2016.

Balance Sheet

The Company continues to maintain a strong balance sheet, holding cash, cash equivalents, marketable securities and certificates of deposit of $555.6 million at September 30, 2017. Current assets exceed current liabilities by $440.7 million at September 30, 2017. Amounts due related to the Long-Term Notes Payable and Subordinated Borrowings were $175.1 million at September 30, 2017.

On October 18, 2017, the Company completed the sale of the Institutional Trust and Independent Fiduciary business of Evercore Trust Company for a purchase price of $34.4 million. This transaction resulted in a decrease of $28.4 million to Goodwill.

Capital Transactions

On October 23, 2017, the Board of Directors of Evercore declared a quarterly dividend of $0.40 per share to be paid on December 8, 2017 to common stockholders of record on November 24, 2017.

During the three months ended September 30, 2017 the Company repurchased approximately 800,000 shares/units at an average price per share/unit of $75.87. During the nine months ended September 30, 2017, the Company repurchased a total of 3.9 million shares/units at an average price per share/unit of $74.99.

During the first quarter, after consideration of the market environment in which our equities business operates and the intermediate term cost structure of that business, we reduced the shares we expect to deliver, included in our Adjusted share base, for the 2014 acquisition of ISI from approximately 7.0 million shares to 5.4 million shares. Further, in July 2017, the Board of Directors approved the exchange of all of the outstanding Class H LP Interests into 1.9 million Class J LP Units, reducing the aggregate number of units to 5.3 million. The new units contain the same service vesting terms as the Class H LP Interests and are not entitled to distributions. The Class J LP Units do not have performance thresholds and the holders will be issued one share each of Class B common stock of Evercore Inc., which will entitle them to one vote on all matters submitted generally to holders of Class A and Class B common stock for each Class E LP Unit and Class J LP Unit held.

The total shares available to be granted in the future under the Amended and Restated 2016 Evercore Inc. Stock Incentive Plan was approximately 7.4 million as of September 30, 2017.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Thursday, October 26, 2017, accessible via telephone and the internet. Investors and analysts may participate in the live conference call by dialing (877) 359-9508 (toll-free domestic) or (224) 357-2393 (international); passcode: 96579176. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (855) 859-2056 (toll-free domestic) or (404) 537-3406 (international); passcode: 96579176. A live audio webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days after the call.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in North America, Europe, South America and Asia. For more information, please visit www.evercore.com.

Investor Contact:    Robert B. Walsh
Chief Financial Officer, Evercore
212-857-3100

Media Contact:    Dana Gorman
The Abernathy MacGregor Group, for Evercore
212-371-5999

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflect management's view of operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in Annex I.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2016, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues
Investment Banking Revenue	$388,834	$368,434	$1,118,303	$936,234
Investment Management Revenue	18,236	17,158	48,464	57,842
Other Revenue	4,944	5,509	12,542	12,650
Total Revenues	412,014	391,101	1,179,309	1,006,726
Interest Expense (1)	5,413	4,787	14,991	12,043
Net Revenues	406,601	386,314	1,164,318	994,683

Expenses
Employee Compensation and Benefits	246,772	231,710	689,186	632,959
Occupancy and Equipment Rental	13,531	12,627	40,191	33,983
Professional Fees	16,151	15,419	43,432	39,872
Travel and Related Expenses	15,113	12,440	46,976	42,258
Communications and Information Services	10,613	10,155	30,865	29,944
Depreciation and Amortization	6,421	5,907	18,267	18,915
Special Charges	—	—	21,507	—
Acquisition and Transition Costs	599	339	976	10
Other Operating Expenses	10,331	12,632	28,253	32,927
Total Expenses	319,531	301,229	919,653	830,868

Income Before Income from Equity Method Investments and Income Taxes	87,070	85,085	244,665	163,815
Income from Equity Method Investments	1,827	1,178	5,507	4,129
Income Before Income Taxes	88,897	86,263	250,172	167,944
Provision for Income Taxes	28,815	38,980	69,566	79,390
Net Income	60,082	47,283	180,606	88,554
Net Income Attributable to Noncontrolling Interest	14,171	12,588	35,740	24,454
Net Income Attributable to Evercore Inc.	$45,911	$34,695	$144,866	$64,100

Net Income Attributable to Evercore Inc. Common Shareholders	$45,911	$34,695	$144,866	$64,100

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	39,045	38,912	39,873	39,259
Diluted	44,036	43,734	44,887	44,085

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$1.18	$0.89	$3.63	$1.63
Diluted	$1.04	$0.79	$3.23	$1.45

(1) Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.

Adjusted Results

Throughout the discussion of Evercore's business segments, information is presented on an Adjusted basis (formerly called "Adjusted Pro Forma"), which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of vested and certain unvested Evercore LP Units and Interests, as well as Acquisition Related Share Issuances and Unvested Restricted Stock Units granted to ISI employees, into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1. Assumed Vesting of Evercore LP Units and Exchange into Class A Shares. The Company incurred expenses, in Employee Compensation and Benefits, resulting from the vesting of Class E LP Units issued in conjunction with the acquisition of ISI, as well as Class G and H LP Interests and Class J LP Units. The amount of expense or the reversal of expense for the Class G and H LP Interests is based on the determination if it is probable that Evercore ISI will achieve certain earnings and margin targets in 2017 and in future periods. The Adjusted results assume these LP Units and certain Class G and H LP Interests have vested and have been exchanged for Class A shares. Accordingly, any expense or reversal of expense associated with these units and interests, and related awards, is excluded from the Adjusted results, and the noncontrolling interest related to these units is converted to a controlling interest. The Company's Management believes that it is useful to provide the per-share effect associated with the assumed conversion of these previously granted equity interests, and thus the Adjusted results reflect the exchange of certain vested and unvested Evercore LP partnership units and interests and IPO related restricted stock unit awards into Class A shares.

2.
Adjustments Associated with Business Combinations. The following charges resulting from business combinations have been excluded from the Adjusted results because the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:

a.
Amortization of Intangible Assets and Other Purchase Accounting-related Amortization. Amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

b.
Acquisition and Transition Costs. Primarily professional fees incurred, as well as the reversal of a provision for certain settlements in 2016 and costs related to transitioning acquisitions or divestitures.

c.
Fair Value of Contingent Consideration. The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company's acquisitions is excluded from the Adjusted results.

d.
Gain on Transfer of Ownership of Mexican Private Equity Business. The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 is excluded from the Adjusted Results.

3.	Client Related Expenses. Client related expenses and provisions for uncollected receivables have been classified as a reduction of revenue in the Adjusted presentation. The Company's Management believes that this adjustment results in more meaningful key operating ratios, such as compensation to net revenues and operating margin.

4.
Special Charges. Expenses during 2017 relate to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit and a charge for the impairment of our investment in G5 | Evercore in the second quarter.

5.
Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. This assumption is consistent with the assumption that certain Evercore LP Units and interests are vested and exchanged into Class A shares, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company. In addition, the Adjusted presentation can reflect the netting of changes in the Company's Tax Receivable Agreement against Income Tax Expense.

6. Presentation of Interest Expense. The Adjusted results present interest expense on short-term repurchase agreements, within the Investment Management segment, in Other Revenues, net, as the Company's Management believes it is more meaningful to present the spread on net interest resulting from the matched financial assets and liabilities. In addition, Adjusted Investment Banking and Investment Management Operating Income are presented before interest expense on debt, which is included in interest expense on a U.S. GAAP basis.
7. Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a more meaningful presentation.
This release also presents changes in Adjusted Net Revenues, Adjusted Investment Management Revenues and Adjusted Investment Management Expenses from the prior-year periods assuming that the restructuring of certain Investment Management affiliates occurred on December 31, 2015. This includes the transfer of ownership of the Mexican Private Equity Business that occurred on September 30, 2016. Evercore believes this is useful additional information for investors because it improves the comparability of period-over-period results and aligns with management's view of business performance.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net Revenues - U.S. GAAP	$406,601	$386,314	$1,164,318	$994,683
Client Related Expenses (1)	(8,059)	(6,205)	(17,019)	(17,074)
Income from Equity Method Investments (2)	1,827	1,178	5,507	4,129
Interest Expense on Debt (3)	2,488	2,592	7,494	7,616
Gain on Transfer of Ownership of Mexican Private Equity Business (4)	—	(406)	—	(406)
Net Revenues - Adjusted	$402,857	$383,473	$1,160,300	$988,948

Compensation Expense - U.S. GAAP	$246,772	$231,710	$689,186	$632,959
Amortization of LP Units / Interests and Certain Other Awards (5)	(9,249)	(13,859)	(4,980)	(66,356)
Compensation Expense - Adjusted	$237,523	$217,851	$684,206	$566,603

Operating Income - U.S. GAAP	$87,070	$85,085	$244,665	$163,815
Income from Equity Method Investments (2)	1,827	1,178	5,507	4,129
Pre-Tax Income - U.S. GAAP	88,897	86,263	250,172	167,944
Gain on Transfer of Ownership of Mexican Private Equity Business (4)	—	(406)	—	(406)
Amortization of LP Units / Interests and Certain Other Awards (5)	9,249	13,859	4,980	66,356
Special Charges (6)	—	—	21,507	—
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (7a)	2,392	2,538	7,176	8,628
Acquisition and Transition Costs (7b)	599	339	976	10
Fair Value of Contingent Consideration (7c)	—	984	—	1,671
Pre-Tax Income - Adjusted	101,137	103,577	284,811	244,203
Interest Expense on Debt (3)	2,488	2,592	7,494	7,616
Operating Income - Adjusted	$103,625	$106,169	$292,305	$251,819

Provision for Income Taxes - U.S. GAAP	$28,815	$38,980	$69,566	$79,390
Income Taxes (8)	8,627	1,211	12,139	13,536
Provision for Income Taxes - Adjusted	$37,442	$40,191	$81,705	$92,926

Net Income Attributable to Evercore Inc. - U.S. GAAP	$45,911	$34,695	$144,866	$64,100
Gain on Transfer of Ownership of Mexican Private Equity Business (4)	—	(406)	—	(406)
Amortization of LP Units / Interests and Certain Other Awards (5)	9,249	13,859	4,980	66,356
Special Charges (6)	—	—	21,507	—
Intangible Asset Amortization / Other Purchase Accounting-related Amortization (7a)	2,392	2,538	7,176	8,628
Acquisition and Transition Costs (7b)	599	339	976	10
Fair Value of Contingent Consideration (7c)	—	984	—	1,671
Income Taxes (8)	(8,627)	(1,211)	(12,139)	(13,536)
Noncontrolling Interest (9)	11,448	11,625	31,007	21,778
Net Income Attributable to Evercore Inc. - Adjusted	$60,972	$62,423	$198,373	$148,601

Diluted Shares Outstanding - U.S. GAAP	44,036	43,734	44,887	44,085
LP Units (10)	5,898	7,604	5,975	7,443
Unvested Restricted Stock Units - Event Based (10)	12	12	12	12
Diluted Shares Outstanding - Adjusted	49,946	51,350	50,874	51,540

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$1.04	$0.79	$3.23	$1.45
Diluted Earnings Per Share - Adjusted	$1.22	$1.22	$3.90	$2.88

Compensation Ratio - U.S. GAAP	60.7%	60.0%	59.2%	63.6%
Compensation Ratio - Adjusted	59.0%	56.8%	59.0%	57.3%

Operating Margin - U.S. GAAP	21.4%	22.0%	21.0%	16.5%
Operating Margin - Adjusted	25.7%	27.7%	25.2%	25.5%

Effective Tax Rate - U.S. GAAP	32.4%	45.2%	27.8%	47.3%
Effective Tax Rate - Adjusted	37.0%	38.8%	28.7%	38.1%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
RECONCILIATION TO RESTRUCTURING OF INVESTMENT MANAGEMENT ADJUSTED RESULTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30, 2017	September 30, 2016	% Change	September 30, 2017	September 30, 2016	% Change

Net Revenues - U.S. GAAP	$406,601	$386,314	5%	$1,164,318	$994,683	17%
Adjustments - U.S. GAAP to Adjusted (a)	(3,744)	(2,841)	(32%)	(4,018)	(5,735)	30%
Net Revenues - Adjusted	402,857	383,473	5%	1,160,300	988,948	17%
Transfer of Ownership of Mexican Private Equity Business (11)	—	(608)	NM	—	(2,708)	NM
Adjusted Net Revenues - Including Restructuring of Investment Management Adjustments	$402,857	$382,865	5%	$1,160,300	$986,240	18%

Investment Management Revenues - U.S. GAAP	$18,236	$17,158	6%	$48,464	$57,842	(16%)
Adjustments - U.S. GAAP to Adjusted (b)	1,735	1,033	68%	5,398	3,559	52%
Investment Management Revenues - Adjusted	19,971	18,191	10%	53,862	61,401	(12%)
Transfer of Ownership of Mexican Private Equity Business (11)	—	(608)	NM	—	(2,708)	NM
Adjusted Investment Management Revenues - Including Restructuring of Investment Management Adjustments	$19,971	$17,583	14%	$53,862	$58,693	(8%)

Investment Management Expenses - U.S. GAAP	$14,519	$15,141	(4%)	$48,417	$47,168	3%
Adjustments - U.S. GAAP to Adjusted (b)	(659)	(555)	(19%)	(8,196)	(1,475)	(456%)
Investment Management Expenses - Adjusted	13,860	14,586	(5%)	40,221	45,693	(12%)
Transfer of Ownership of Mexican Private Equity Business (11)	—	(859)	NM	—	(2,516)	NM
Adjusted Investment Management Expenses - Including Restructuring of Investment Management Adjustments	$13,860	$13,727	1%	$40,221	$43,177	(7%)

(a) See page A-4 for details of U.S. GAAP to Adjusted adjustments.
(b) See pages A-8 and A-9 for details of U.S. GAAP to Adjusted adjustments.

EVERCORE INC.
RECONCILIATION TO ADJUSTED RESULTS EXCLUDING CHANGE IN ACCOUNTING FOR INCOME TAXES RELATED TO SHARE-BASED PAYMENTS
(dollars in thousands)
(UNAUDITED)

	Nine Months Ended
	September 30, 2017	September 30, 2016	% Change

Net Income Attributable to Evercore Inc. - U.S. GAAP	$144,866	$64,100	126%
Adjustments - U.S. GAAP to Adjusted (a)	53,507	84,501	(37%)
Net Income Attributable to Evercore Inc. - Adjusted	198,373	148,601	33%
Change in Accounting for Income Taxes Related to Share-Based Payments (12)	(26,068)	—	NM
Adjusted Net Income Attributable to Evercore Inc. - Excluding Change in Accounting for Income Taxes Related to Share-Based Payments	$172,305	$148,601	16%

Diluted Shares Outstanding - U.S. GAAP	44,887	44,085	2%
Adjustments - U.S. GAAP to Adjusted (a)	5,987	7,455	(20%)
Diluted Shares Outstanding - Adjusted	50,874	51,540	(1%)
Change in Accounting for Income Taxes Related to Share-Based Payments (12)	(261)	—	NM
Adjusted Diluted Shares Outstanding - Excluding Change in Accounting for Income Taxes Related to Share-Based Payments	50,613	51,540	(2%)

Key Metrics: (b)
U.S. GAAP Diluted Earnings Per Share	$3.23	$1.45	123%
Adjusted Diluted Earnings Per Share	$3.90	$2.88	35%
Adjusted Diluted Earnings Per Share - Excluding Change in Accounting for Income Taxes Related to Share-Based Payments	$3.40	$2.88	18%

(a) See page A-4 for details of U.S. GAAP to Adjusted adjustments.
(b) Reconciliations of the key metrics are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
TRAILING TWELVE MONTHS
(dollars in thousands)
(UNAUDITED)
	Consolidated
	Twelve Months Ended
	September 30, 2017	September 30, 2016
Net Revenues - U.S. GAAP	$1,609,687	$1,402,926
Client Related Expenses (1)	(25,343)	(25,058)
Income from Equity Method Investments (2)	8,019	6,145
Interest Expense on Debt (3)	10,126	9,470
Gain on Transfer of Ownership of Mexican Private Equity Business (4)	—	(406)
Net Revenues - Adjusted	$1,602,489	$1,393,077

Compensation Expense - U.S. GAAP	$956,817	$887,489
Amortization of LP Units / Interests and Certain Other Awards (5)	(19,470)	(83,906)
Compensation Expense - Adjusted	$937,347	$803,583

Compensation Ratio - U.S. GAAP (a)	59.4%	63.3%
Compensation Ratio - Adjusted (a)	58.5%	57.7%

	Investment Banking
	Twelve Months Ended
	September 30, 2017	September 30, 2016
Net Revenues - U.S. GAAP	$1,542,833	$1,320,544
Client Related Expenses (1)	(24,881)	(24,389)
Income from Equity Method Investments (2)	1,353	646
Interest Expense on Debt (3)	10,126	8,098
Net Revenues - Adjusted	$1,529,431	$1,304,899

Compensation Expense - U.S. GAAP	$921,358	$841,403
Amortization of LP Units / Interests and Certain Other Awards (5)	(19,470)	(83,906)
Compensation Expense - Adjusted	$901,888	$757,497

Compensation Ratio - U.S. GAAP (a)	59.7%	63.7%
Compensation Ratio - Adjusted (a)	59.0%	58.1%

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2017				Nine Months Ended September 30, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$388,834	$(7,967)	(1)(2)	$380,867	$1,118,303	$(16,910)	(1)(2)	$1,101,393
Other Revenue, net	(535)	2,488	(3)	1,953	(2,825)	7,494	(3)	4,669
Net Revenues	388,299	(5,479)		382,820	1,115,478	(9,416)		1,106,062

Expenses:
Employee Compensation and Benefits	236,564	(9,249)	(5)	227,315	660,233	(4,980)	(5)	655,253
Non-compensation Costs	68,448	(10,391)	(7)	58,057	196,603	(24,082)	(7)	172,521
Special Charges	—	—	(6)	—	14,400	(14,400)	(6)	—
Total Expenses	305,012	(19,640)		285,372	871,236	(43,462)		827,774

Operating Income (a)	$83,287	$14,161		$97,448	$244,242	$34,046		$278,288

Compensation Ratio (b)	60.9%			59.4%	59.2%			59.2%
Operating Margin (b)	21.4%			25.5%	21.9%			25.2%

	Investment Management Segment
	Three Months Ended September 30, 2017				Nine Months Ended September 30, 2017
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$18,236	$1,735	(1)(2)	$19,971	$48,464	$5,398	(1)(2)	$53,862
Other Revenue, net	66	—		66	376	—		376
Net Revenues	18,302	1,735		20,037	48,840	5,398		54,238

Expenses:
Employee Compensation and Benefits	10,208	—		10,208	28,953	—		28,953
Non-compensation Costs	4,311	(659)	(7)	3,652	12,357	(1,089)	(7)	11,268
Special Charges	—	—	(6)	—	7,107	(7,107)	(6)	—
Total Expenses	14,519	(659)		13,860	48,417	(8,196)		40,221

Operating Income (a)	$3,783	$2,394		$6,177	$423	$13,594		$14,017

Compensation Ratio (b)	55.8%			50.9%	59.3%			53.4%
Operating Margin (b)	20.7%			30.8%	0.9%			25.8%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016
(dollars in thousands)
(UNAUDITED)

	Investment Banking Segment
	Three Months Ended September 30, 2016				Nine Months Ended September 30, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking Revenue	$368,434	$(6,060)	(1)(2)	$362,374	$936,234	$(16,504)	(1)(2)	$919,730
Other Revenue, net	200	2,592	(3)	2,792	270	6,946	(3)	7,216
Net Revenues	368,634	(3,468)		365,166	936,504	(9,558)		926,946

Expenses:
Employee Compensation and Benefits	221,380	(13,859)	(5)	207,521	600,014	(66,356)	(5)	533,658
Non-compensation Costs	64,708	(9,511)	(7)	55,197	183,686	(25,908)	(7)	157,778
Total Expenses	286,088	(23,370)		262,718	783,700	(92,264)		691,436

Operating Income (a)	$82,546	$19,902		$102,448	$152,804	$82,706		$235,510

Compensation Ratio (b)	60.1%			56.8%	64.1%			57.6%
Operating Margin (b)	22.4%			28.1%	16.3%			25.4%

	Investment Management Segment
	Three Months Ended September 30, 2016				Nine Months Ended September 30, 2016
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Management Revenue	$17,158	$1,033	(1)(2)	$18,191	$57,842	$3,559	(1)(2)	$61,401
Other Revenue, net	522	(406)	(4)	116	337	264	(3)(4)	601
Net Revenues	17,680	627		18,307	58,179	3,823		62,002

Expenses:
Employee Compensation and Benefits	10,330	—		10,330	32,945	—		32,945
Non-compensation Costs	4,811	(555)	(7)	4,256	14,223	(1,475)	(7)	12,748
Total Expenses	15,141	(555)		14,586	47,168	(1,475)		45,693

Operating Income (a)	$2,539	$1,182		$3,721	$11,011	$5,298		$16,309

Compensation Ratio (b)	58.4%			56.4%	56.6%			53.1%
Operating Margin (b)	14.4%			20.3%	18.9%			26.3%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended		Nine Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Investment Banking
Net Revenues:
Investment Banking Revenue	$388,834	$368,434	$1,118,303	$936,234
Other Revenue, net	(535)	200	(2,825)	270
Net Revenues	388,299	368,634	1,115,478	936,504

Expenses:
Employee Compensation and Benefits	236,564	221,380	660,233	600,014
Non-compensation Costs	68,448	64,708	196,603	183,686
Special Charges	—	—	14,400	—
Total Expenses	305,012	286,088	871,236	783,700

Operating Income (a)	$83,287	$82,546	$244,242	$152,804

Investment Management
Net Revenues:
Investment Management Revenue	$18,236	$17,158	$48,464	$57,842
Other Revenue, net	66	522	376	337
Net Revenues	18,302	17,680	48,840	58,179

Expenses:
Employee Compensation and Benefits	10,208	10,330	28,953	32,945
Non-compensation Costs	4,311	4,811	12,357	14,223
Special Charges	—	—	7,107	—
Total Expenses	14,519	15,141	48,417	47,168

Operating Income (a)	$3,783	$2,539	$423	$11,011

Total
Net Revenues:
Investment Banking Revenue	$388,834	$368,434	$1,118,303	$936,234
Investment Management Revenue	18,236	17,158	48,464	57,842
Other Revenue, net	(469)	722	(2,449)	607
Net Revenues	406,601	386,314	1,164,318	994,683

Expenses:
Employee Compensation and Benefits	246,772	231,710	689,186	632,959
Non-compensation Costs	72,759	69,519	208,960	197,909
Special Charges	—	—	21,507	—
Total Expenses	319,531	301,229	919,653	830,868

Operating Income (a)	$87,070	$85,085	$244,665	$163,815

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)	Client related expenses and provisions for uncollected receivables have been reclassified as a reduction of Revenue in the Adjusted presentation.

(2)	Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.

(3)	Interest Expense on Debt is excluded from the Adjusted Investment Banking and Investment Management segment results and is included in Interest Expense in the segment results on a U.S. GAAP basis.

(4)	The gain resulting from the transfer of ownership of the Mexican Private Equity business in the third quarter of 2016 is excluded from the Adjusted presentation.

(5)
Expenses or reversal of expenses incurred from the assumed vesting of Class E LP Units, Class G and H LP Interests and Class J LP Units issued in conjunction with the acquisition of ISI are excluded from the Adjusted presentation.

(6)
Special Charges for 2017 relate to a charge for the impairment of goodwill in the Institutional Asset Management reporting unit and a charge for the impairment of our investment in G5 | Evercore in the second quarter.

(7)	Non-compensation Costs on an Adjusted basis reflect the following adjustments:

	Three Months Ended September 30, 2017
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$13,531	$—		$13,531
Professional Fees	16,151	(3,207)	(1)	12,944
Travel and Related Expenses	15,113	(3,659)	(1)	11,454
Communications and Information Services	10,613	(31)	(1)	10,582
Depreciation and Amortization	6,421	(2,392)	(7a)	4,029
Acquisition and Transition Costs	599	(599)	(7b)	—
Other Operating Expenses	10,331	(1,162)	(1)	9,169
Total Non-compensation Costs	$72,759	$(11,050)		$61,709

	Three Months Ended September 30, 2016
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$12,627	$—		$12,627
Professional Fees	15,419	(2,922)	(1)	12,497
Travel and Related Expenses	12,440	(1,989)	(1)	10,451
Communications and Information Services	10,155	(20)	(1)	10,135
Depreciation and Amortization	5,907	(2,538)	(7a)	3,369
Acquisition and Transition Costs	339	(339)	(7b)	—
Other Operating Expenses	12,632	(2,258)	(1)(7c)	10,374
Total Non-compensation Costs	$69,519	$(10,066)		$59,453

	Nine Months Ended September 30, 2017
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$40,191	$—		$40,191
Professional Fees	43,432	(4,462)	(1)	38,970
Travel and Related Expenses	46,976	(9,947)	(1)	37,029
Communications and Information Services	30,865	(85)	(1)	30,780
Depreciation and Amortization	18,267	(7,176)	(7a)	11,091
Acquisition and Transition Costs	976	(976)	(7b)	—
Other Operating Expenses	28,253	(2,525)	(1)	25,728
Total Non-compensation Costs	$208,960	$(25,171)		$183,789

	Nine Months Ended September 30, 2016
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$33,983	$—		$33,983
Professional Fees	39,872	(7,292)	(1)	32,580
Travel and Related Expenses	42,258	(7,607)	(1)	34,651
Communications and Information Services	29,944	(59)	(1)	29,885
Depreciation and Amortization	18,915	(8,628)	(7a)	10,287
Acquisition and Transition Costs	10	(10)	(7b)	—
Other Operating Expenses	32,927	(3,787)	(1)(7c)	29,140
Total Non-compensation Costs	$197,909	$(27,383)		$170,526

(7a)
The exclusion from the Adjusted presentation of expenses associated with amortization of intangible assets and other purchase accounting-related amortization from the acquisitions of ISI, SFS and certain other acquisitions.

(7b)	Primarily professional fees incurred, as well as the reversal of a provision for certain settlements in 2016 and costs related to transitioning acquisitions or divestitures.

(7c)	The expense associated with changes in the fair value of contingent consideration issued to the sellers of certain of the Company's acquisitions is excluded from the Adjusted results.

(8)
Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation and therefore, not all of the Company's income is subject to corporate level taxes. As a result, adjustments have been made to Evercore's effective tax rate assuming that the Company has adopted a conventional corporate tax structure and is taxed as a C-Corporation in the U.S. at the prevailing corporate rates and that all deferred tax assets relating to foreign operations are fully realizable within the structure on a consolidated basis. In addition, the Adjusted presentation can reflect the netting of changes in the Company's Tax Receivable Agreement against Income Tax Expense.

(9)	Reflects an adjustment to eliminate noncontrolling interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.

(10)
Assumes the vesting, and exchange into Class A shares, of certain Evercore LP partnership units and interests and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP partnership units are anti-dilutive.

(11)
Assumes the transfer of ownership of the Mexican Private Equity business had occurred as of the beginning of the prior period presented and reflects adjustments to eliminate the management fees and expenses that were previously recorded from the Mexican Private Equity business and the addition of income from the Mexican Private Equity business if its results were based on the percentage of the management fees that the Company is currently entitled to. Management believes this adjustment is useful to investors to compare Evercore's results across periods.

(12)
Reflects the impact of the application of ASU 2016-09, "Improvements to Employee Share-Based Payment Accounting," which requires that excess tax benefits and deficiencies from the delivery of Class A common stock under share-based payment arrangements be recognized in the Company’s Provision for Income Taxes rather than in Additional Paid-In-Capital under prior U.S. GAAP.